UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2020

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 27, 2020, Biogen Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto, relating to the issuance and sale of $3.0 billion aggregate principal amount of notes, consisting of $1.5 billion aggregate principal amount of 2.250% Senior Notes due May 1, 2030 (the “2030 Notes”) and $1.5 billion aggregate principal amount of 3.150% Senior Notes due May 1, 2050 (together with the 2030 Notes, the “Notes”).

On April 30, 2020, the Company completed the issuance and sale of the Notes. The Notes were issued pursuant to an indenture, dated September 15, 2015 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated April 30, 2020 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee.

The Notes were registered pursuant to an automatic shelf registration statement on Form S-3 under the Securities Act of 1933, as amended, (Registration Statement No. 333-237819) (the “Registration Statement”) that was filed with the Securities and Exchange Commission on April 24, 2020.

The Notes are the Company’s senior unsecured obligations. The Notes may be redeemed at the Company’s option at any time at 100% of the principal amount plus accrued interest and, until a specified period before maturity, a specified make-whole amount. The Notes contain a change-of-control provision that, under certain circumstances, may require the Company to offer to purchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

The Company intends to use the net proceeds from the sale of the Notes to redeem in full $1.5 billion in aggregate principal amount of its outstanding 2.90% Senior Notes due September 15, 2020, and all accrued and unpaid interest thereon, to fund, together with cash on hand, repurchases of its common stock under the Company’s stock repurchase plans and for working capital and other general corporate purposes.

A copy of the Underwriting Agreement and the Second Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.2, respectively, and are incorporated herein by reference. The Base Indenture, included as Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on September 16, 2015, is incorporated herein by reference. The descriptions of the Underwriting Agreement and the Indenture are summaries only and are qualified in their entirety by the terms of the Underwriting Agreement and Indenture, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated April 27, 2020, by and among the Company, Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1

Indenture, dated September 15, 2015, between Biogen Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 16, 2015).

4.2

Second Supplemental Indenture, dated April 30, 2020, between the Company and U.S. Bank National Association, including the forms of Global Notes attached as Exhibit A and Exhibit B, respectively, thereto.

5.1	Opinion of Foley Hoag LLP as to the validity of the Notes.

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN INC.

By:	/s/ Michael Dambach
Name:	Michael Dambach
Title:	Vice President, Treasurer

Dated: April 30, 2020